As filed with the Securities and Exchange Commission on August 9, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Albireo Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	90-0136863
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10 Post Office Square, Suite 502 South, Boston, Massachusetts	02109
(Address of principal executive offices)	(Zip code)

Albireo Pharma, Inc. 2018 Equity Incentive Plan

Albireo Pharma, Inc. 2018 Employee Stock Purchase Plan

(Full title of the plans)

Thomas A. Shea

Chief Financial Officer and Treasurer

Albireo Pharma, Inc.

10 Post Office Square, Suite 502 South

Boston, Massachusetts 02109

(857) 254-5555

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Megan N. Gates, Esq. John P. Condon, Esq. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. One Financial Center Boston, Massachusetts 02111 (617) 542-6000 Facsimile: (617) 542-2241	Jason G. Duncan, Esq. General Counsel and Secretary Albireo Pharma, Inc. 10 Post Office Square, Suite 502 South Boston, Massachusetts 02109 (857) 254-5555

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value per share	2,506,088 shares	$30.07 to $30.89 (2)	$75,721,777.16 (2)	$9,427.37

(1)

The number of shares of common stock, par value $0.01 per share (“Common Stock”), of Albireo Pharma, Inc. (the “Registrant”) stated above consists of (i) 2,206,088 shares issuable under the Registrant’s 2018 Equity Incentive Plan (the “2018 Plan”) and (ii) 300,000 shares issuable under the Registrant’s 2018 Employee Stock Purchase Plan (the “2018 ESPP,” and together with the 2018 Plan, the “Plans”). The maximum number of shares which may be sold upon the exercise of such options or issuance of stock-based awards granted under the Plans is subject to adjustment in accordance with certain antidilution and other provisions of the Plans. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such antidilution and other provisions.

(2)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) promulgated under the Securities Act. The offering price per share and the aggregate offering price for shares (a) issuable upon the exercise of outstanding options granted under the 2018 Plan are based upon the weighted-average exercise price of such outstanding options and (b) reserved for future grant or issuance under the 2018 Plan and the 2018 ESPP are based on the average of the high and the low price of the Registrant’s Common Stock as reported on The Nasdaq Capital Market as of a date (August 7, 2018) within five business days prior to filing this Registration Statement. The chart below details the calculation of the registration fee:

Securities	Number of Shares	Offering Price Per Share (2)		Aggregate Offering Price
Shares issuable upon the exercise of outstanding options granted under the 2018 Plan	443,550	$30.89	(2)(a)	$13,701,259.50
Shares reserved for future grant under the 2018 Plan	1,762,538	$30.07	(2)(b)	$52,999,517.66
Shares reserved for future issuance under the 2018 ESPP	300,000	$30.07	(2)(b)	$9,021,000.00
Proposed Maximum Aggregate Offering Price				$75,721,777.16
Registration Fee				$9,427.37

EXPLANATORY NOTE

This Registration Statement registers (i) 2,206,088 shares of common stock, par value $0.01 per share, of the Registrant (the “Common Stock”) reserved for issuance under the Registrant’s 2018 Equity Incentive Plan (the “2018 Plan”) and (ii) 300,000 shares of Common Stock reserved for issuance under the Registrant’s 2018 Employee Stock Purchase Plan (the “2018 ESPP,” and together with the 2018 Plan, the “Plans”). This Registration Statement registers additional securities of the same class as other securities for which a registration statement filed on Form S-8 of the Registrant relating to an employee benefit plan is effective (File No. 333-215264). The information contained in the Registrant’s registration statement on Form S-8 (File No. 333-215264), except for Item 8 “Exhibits,” is hereby incorporated by reference pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number	Exhibit Description	Filed Herewith	Incorporated by Reference herein from Form or Schedule	Filing Date	SEC File/ Reg. Number

4.1.1	Restated Certificate of Incorporation of the Registrant, as amended.		S-3 (Exhibit 4.1.1)	10/13/2017	333-220958

4.1.2	Certificate of Designation of Series A Convertible Preferred Stock of the Registrant, filed with the Secretary of State of the State of Delaware on May 17, 2011.		8-K (Exhibit 4.6)	5/19/2011	001-33451

4.1.3	Certificate of Designation of Series B Convertible Preferred Stock of the Registrant, filed with the Secretary of State of the State of Delaware on June 26, 2012.		8-K (Exhibit 4.8)	6/27/2012	001-33451

4.2	Amended and Restated Bylaws of the Registrant.		S-8 (Exhibit 4.2)	7/6/2007	333-144407

4.3	Form of common stock certificate.		10-K (Exhibit 4.1)	12/22/2016	001-33451

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. with respect to the legality of the securities being registered.	X

23.1	Consent of Ernst & Young LLP.	X

23.2	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1).	X

24.1	Powers of Attorney (included on the signature page to this registration statement).	X

99.1	2018 Equity Incentive Plan.		10-Q (Exhibit 10.1)	8/9/2018	001-33451

99.2	Form of Stock Option Agreement under the 2018 Equity Incentive Plan.		10-Q (Exhibit 10.2)	8/9/2018	001-33451

99.3	Form of Restricted Stock Unit Agreement under the 2018 Equity Incentive Plan.		10-Q (Exhibit 10.5)	8/9/2018	001-33451

99.4	2018 Employee Stock Purchase Plan.		10-Q (Exhibit 10.3)	8/9/2018	001-33451

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on August 9, 2018.

ALBIREO PHARMA, INC.

By:	/s/ Ronald H.W. Cooper
Ronald H.W. Cooper
President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of Albireo Pharma, Inc., hereby severally constitute and appoint Ronald H.W. Cooper, Thomas A. Shea and Jason G. Duncan, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Albireo Pharma, Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ronald H.W. Cooper Ronald H.W. Cooper	President, Chief Executive Officer and Director (principal executive officer)	August 9, 2018

/s/ Thomas A. Shea Thomas A. Shea	Chief Financial Officer (principal financial officer and principal accounting officer)	August 9, 2018

/s/ David Chiswell, Ph.D. David Chiswell, Ph.D.	Chairman of the Board of Directors	August 9, 2018

/s/ Anne Klibanski, M.D. Anne Klibanski, M.D.	Director	August 9, 2018

/s/ Michael Gutch, Ph.D. Michael Gutch, Ph.D.	Director	August 9, 2018

/s/ Roger A. Jeffs, Ph.D. Roger A. Jeffs, Ph.D.	Director	August 9, 2018

/s/ Stephanie S. Okey, M.S. Stephanie S. Okey, M.S.	Director	August 9, 2018

/s/ Davey S. Scoon Davey S. Scoon	Director	August 9, 2018